Exhibit 99.1


                        Report of Independent Accountants


January 13, 1997

To the Shareholder and
   Board of Directors of
   Lakehead Pipe Line Company, Inc.

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Lakehead Pipe Line Company, Inc. (a wholly owned subsidiary of Interprovincial Pipe Line Inc.) and its subsidiaries at December 31, 1996 and 1995 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota

                        LAKEHEAD PIPE LINE COMPANY, INC.
          (a wholly owned subsidiary of Interprovincial Pipe Line Inc.)
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                       (United States dollars in millions)


                                                                                               December 31,
                                                                                             1996           1995
                                                                                             ----           ----

                                        ASSETS

Current Assets:
   Cash and cash equivalents.......................................................     $     1.7      $     1.0
   Accounts receivable.............................................................           4.1            6.4
   Loans to affiliated companies (Note 7)..........................................         197.5          185.0
                                                                                        ---------      ---------
                                                                                            203.3          192.4

Investment in Master Limited Partnership (Note 3)..................................          24.7           24.6
Investment in Frontier Pipeline Company (Note 6)...................................           1.2            0.8
Deferred Charges and Other.........................................................           5.0            6.6
                                                                                        ---------      ---------
                                                                                        $   234.2      $   224.4
                                                                                        =========      =========


                         LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
   Loans from affiliated company (Note 7)..........................................     $     1.6      $     1.3
   Accounts payable and other......................................................           2.9            2.8
   Income and other taxes..........................................................             -            1.5
                                                                                        ---------      ---------
                                                                                              4.5            5.6

Deferred Income Taxes..............................................................         138.9          150.3
Minority Interests (Note 2)........................................................           0.2            1.2
Contingencies (Note 8).............................................................
                                                                                        ---------      ---------
                                                                                            143.6          157.1
                                                                                        ---------      ---------

Shareholder's Equity:
   Common stock....................................................................
      Authorized - 500,000 shares, at $50 par value each...........................
      Issued - 400,000 shares......................................................          20.0           20.0
   Contributed surplus.............................................................           6.6            6.6
   Retained earnings...............................................................          64.0           40.7
                                                                                        ---------      ---------
                                                                                             90.6           67.3
                                                                                        ---------      ---------
                                                                                        $   234.2      $   224.4
                                                                                        =========      =========


     The accompanying notes are an integral part of this consolidated statement.

                        LAKEHEAD PIPE LINE COMPANY, INC.
          (a wholly owned subsidiary of Interprovincial Pipe Line Inc.) NOTES TO THE 1996 AND 1995 CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                       (United States dollars in millions)


NOTE 1 - NATURE OF OPERATIONS

Lakehead Pipe Line Company, Inc. ("Company") is the general partner of Lakehead Pipe Line Partners, L.P. and Lakehead Pipe Line Company, Limited Partnership, collectively known as the "Partnership." As the sole general partner, the Company is responsible for management and operation of the Partnership. Consolidated subsidiaries primarily engage in investment and lending activities. The Company is owned by Interprovincial Pipe Line Inc., a Canadian corporation owned by IPL Energy Inc. ("IPLE") of Calgary, Alberta, Canada.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company are prepared in accordance with generally accepted accounting principles in the United States and conform in all material respects with the historical cost accounting standards of the International Accounting Standards Committee. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, LPL Financial Inc., Westcoast Oil & Gas Corp. ("WOG") and LPL Commerce ("Cayman") Inc., and its 99% limited partner interest in Lakehead Services, Limited Partnership ("Services Partnership"). The 1% general partner interest in the Services Partnership is accounted for as a minority interest. The equity method is used to account for the effective 2% general partner and 16% limited partner interest in the Partnership and a 35% partnership interest in Frontier Pipeline Company ("Frontier"). At December 31, 1995, the consolidated financial statements also include the accounts of LPL Commerce Inc., a majority owned subsidiary with a minority interest consisting of 200 redeemable preferred shares valued at $5,000 per share. This subsidiary was liquidated in December 1996.

Cash Equivalents

Cash equivalents are defined as all highly marketable securities with a maturity of three months or less when purchased and are accounted for as held-to-maturity securities and valued at amortized cost.

Deferred Income Taxes

Deferred income taxes are accounted for using the liability method. Under this method, deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. These deferred income taxes are measured by applying currently enacted tax laws.

NOTE 3 - INVESTMENT IN MASTER LIMITED PARTNERSHIP

On December 27, 1991, the Company transferred substantially all of its assets and liabilities related to its pipeline business to the Partnership, a Delaware Master Limited Partnership. The Company has an effective 2% general partner and 16% limited partner interest in the Partnership.

The assets and liabilities of the Partnership are summarized below:


                                                                                                December 31,
                                                                                             1996           1995
                                                                                             ----           ----

Current assets.....................................................................     $   207.5      $   184.6
Deferred charges and other.........................................................           4.9            5.5
Property, plant and equipment, net.................................................         763.5          725.1
                                                                                        ---------      ---------
                                                                                        $   975.9      $   915.2
                                                                                        =========      =========

Current liabilities................................................................     $    61.6      $   107.7
Long-term debt.....................................................................         463.0          395.0
                                                                                        ---------      ---------
Accrued rate refunds and related interest..........................................          50.3               -
Minority interest..................................................................           1.4            1.4
Partners' capital..................................................................         399.6          411.1
                                                                                        ---------      ---------

                                                                                        $   975.9      $   915.2
                                                                                        =========      =========

NOTE 4 - REVOLVING CREDIT FACILITY AGREEMENT

The Services Partnership has a $205.0 million Revolving Credit Facility Agreement which was amended in September 1996 to effectively reduce the interest rate spread and extend the maturity date to at least September 2001. The maturity date is subject to extension on an annual basis. Under the terms of the facility, the Services Partnership and the Partnership may draw down funds up to a combined maximum amount of $205.0 million. Upon drawdown by the Services Partnership, the loans are collateralized with U.S. government securities. The facility provides for variable interest rates and currently carries a facility fee of 0.085% per annum on the entire $205.0 million. At December 31, 1996, $52.0 million (1995 - $120.0 million) and $153.0 million (1995 - $85.0 million )
of the facility was utilized by the Services Partnership and the Partnership, respectively. In conjunction with its borrowings under this facility, the Services Partnership has irrevocably placed $55.8 million (1995 - $124.0 million) of U.S. government securities in a trust to be used solely for satisfying its scheduled payments of both interest and principal on these borrowings. This transaction has been recognized as an in-substance defeasance and the debt is considered to be extinguished. The facility contains various restrictive covenants applicable to the Services Partnership, including restrictions on the incurrence of certain indebtedness and liens, mergers and investments.

NOTE 5 - INCOME TAXES

Net deferred income tax liabilities of $138.9 million at December 31, 1996 (1995
- $150.3 million) are comprised of deferred tax liabilities of $141.5 million (1995 - $151.6 million), which are partially offset by deferred tax assets of $2.6 million (1995 - $1.3 million). Deferred income tax liabilities have arisen principally as a result of the gain deferral, for income tax purposes, on the transfer of assets to the Partnership. Deferred tax assets of $4.1 million at December 31, 1996 (1995 - $3.7 million) have arisen from unutilized net operating loss carryforwards and unrealized foreign exchange losses principally on loans to affiliates (denominated in Canadian dollars) which are not recognized for tax purposes until maturity. The operating loss carryforwards are due to expire by December 31, 1997 and are available only to WOG due to separate return limitation rules. A valuation allowance of $1.5 million (1995 - $2.4 million) has been provided which represents the portion of the operating loss carryforwards that are not expected to be realized, resulting in a net deferred tax asset of $2.6 million (1995 - $1.3 million).

NOTE 6 - FRONTIER PIPELINE COMPANY

The Company has a 35% general partner interest in Frontier and is required to support, to this extent, Frontier's financial obligations. Frontier is a Wyoming general partnership which owns and operates a 290 mile crude oil pipeline in Utah and Wyoming.

NOTE 7 - RELATED PARTY TRANSACTIONS

At December 31, 1996, accounts receivable include $1.3 million (1995 - $1.4 million) from the Partnership. Accounts payable include $1.2 million (1995 - $1.3 million) to Parent and affiliated companies.

At December 31, 1996, the Company had Canadian dollar denominated short-term loans outstanding to IPLE of $265.2 million Canadian, with a U.S. equivalent of $193.6 million (December 31, 1995 - $252.6 million Canadian with a U.S. equivalent of $185.0 million). These loans have interest rates ranging from 3.32% to 6.38% (December 31, 1995 - 6.61% to 8.06%).

At December 31, 1996, the Company has short-term loans outstanding from IPL Energy (U.S.A.) Inc., an affiliated Delaware Corporation owned by IPLE, of $1.6 million (1995 - $1.3 million). These loans bear interest at 130% of the monthly short-term applicable federal rate and averaged 7.02% during the year (1995 - rates ranged from 6.48% to 6.74%).

At December 31, 1996, the Company has short-term loans outstanding to Portal Pipe Line Company, a wholly owned subsidiary of IPL Energy (U.S.A.) Inc., of
$3.9 million. These loans bear interest at 130% of the monthly published short-term applicable federal rate and average 7.56% during the year.

NOTE 8 - CONTINGENCIES

In conjunction with the transfer of its pipeline business to the Partnership, the Company agreed to indemnify the Partnership from and against substantially all liabilities, including liabilities relating to environmental matters, arising from operations prior to the transfer. This indemnification does not apply to amounts that the Partnership would be able to recover in its tariff rates or through insurance, or to any liabilities relating to a change in laws after December 27, 1991. In addition, in the event of default, the Company, as sole general partner, is subject to recourse with respect to the Partnership's long-term debt which amounted to $463.0 million at December 31, 1996.

NOTE 9 -FINANCIAL INSTRUMENTS

The carrying amounts of cash equivalents approximate fair value because of the short maturity of these instruments.

Based on the lending and borrowing rates currently available for instruments with similar terms and the same remaining maturities, the carrying amount of the intercompany advances and loans approximate fair value.

Based on quoted market prices for the Partnership's publicly held Preference Units as at December 31, 1996, the fair value of the Company's 18% ownership of the Partnership, which is carried at $24.7 million (1995 - $24.6 million), is estimated to be approximately $151.9 million (1995 - $112.3 million). This method values the general partner interest (2%) in the same fashion as the limited partner interest. As the general partner receives incentive distributions, after certain target distribution levels are met, its value could be more.

The Company's net monetary assets denominated in Canadian dollars (December 31, 1996 - $265.2 million Canadian; December 31, 1995 - $252.6 million Canadian) have exposure to fluctuations in exchange rates. Accordingly, the Company enters into foreign exchange contracts with major financial institutions to offset the impact of U.S. income taxes on gains and losses arising from the translation of the Company's Canadian dollar denominated monetary items on IPLE's consolidated earnings. At December 31, 1996, the Company had foreign exchange contracts, maturing at various times in 1997, to purchase $150.5 million (December 31, 1995
- $149.8 million) Canadian dollars for a contracted amount of $112.1 million (1995 - $109.3 million). Based on quoted market prices at December 31, 1996, the fair value of the Company's foreign exchange contracts was $109.9 million December 31, 1995 - $109.7 million).